EXHIBIT 10.3

SERIES B-1
LIMITED RECOURSE SECURED
PROMISSORY NOTE
(Replacement Note)

$489,002.31	April 15, 2010

FOR VALUE RECEIVED, Win-Eldrich Gold, Inc., a Nevada corporation (“Maker”), promises to pay to the order of Golden Phoenix Minerals, Inc., or its assigns (“Holder”), the principal sum of Four Hundred Eighty-Nine Thousand Two Dollars and Thirty-One Cents ($489,002.31) (the “Principal Amount”).

1.           Issuance Under Promissory Note Modification Agreement.  This Note is being issued by the Maker pursuant to that certain Purchase and Sale of LLC Membership Interest Agreement, dated May 11, 2009 between Maker and Holder (the “Ashdown Project Purchase Agreement”), as modified by that certain Promissory Note Modification Agreement dated as of even date herewith entered into by and between the Maker and Holder (the “Modification Agreement”).

2.           Maturity.  Unless sooner paid in accordance with the terms hereof, the entire unpaid Principal Amount shall become fully due and payable on the earlier of (a) the two (2) year anniversary of the date hereof or (b) the acceleration of the maturity of this Note as provided herein upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

3.           Payments.

(a)           Monthly Payments.  The Principal Amount shall be repaid in equal monthly installments over a twenty-four (24) month period in accordance with the payment schedule attached hereto as Exhibit A, which schedule shall be adjusted from time to time to reflect any prepayments by Maker.  The first monthly installment under this Note shall commence on May 1, 2010, and each subsequent payment shall be payable on the first day of each month thereafter until all remaining unpaid principal has been repaid (each a “Monthly Payment”).

(b)           Form of Payment.  All payments of principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address as may be specified from time to time by Holder in a written notice delivered to Maker.

(c)           Prepayment.  Maker may prepay all or any portion of the outstanding Principal Amount at any time without the consent of the Holder and without penalty or premium.

4.           Security and Limited Recourse.  The full and timely performance of the obligations hereunder is secured by a lien upon, and a security interest in, the collateral identified and described as security therefore in the Security Agreement, as amended by the First Amendment to Security Agreement attached hereto as Exhibit B (the “Security Agreement”). This Note shall be limited recourse against Maker and its successors in interest. The sole recourse of the Holder (or any successor in interest to, or assign of Holder) for the collection of amounts owed, or the enforcement of rights arising hereunder, shall be foreclosure (without rights of deficiency) on the Collateral (as defined in the Security Agreement) and no other property of Maker, its affiliates, or their successors in interest, shall be subject to levy, execution or other enforcement action in connection with this Note.

5.           Priority and Subordination.  Holder is the holder of that certain Series A Note, that Series B-2 Note and that Series C Note issued by Maker, dated as of even date herewith, in connection with and the Ashdown Project Purchase Agreement and the Modification Agreement (jointly, the “Replacement Notes”).  Notwithstanding the assignment to the Permitted Assignee as set forth in Section 11 hereto, this Note and the Replacement Notes will share a first priority security interest in pari passu as to the Collateral (as defined in the Security Agreement).  In the event that a third party desires to provide Maker financing, so long as this Note is still outstanding, Holder agrees to enter into an Intercreditor Agreement with such third party (in form and substance reasonably acceptable to all parties), such that Holder and the third party will share a first priority security interest in pari passu of their respective investment or loan amounts as to One Million Five Hundred Thousand Dollars ($1,500,000) minus the aggregate outstanding principal balance of this Note, the Series B-2 Note and Series C Note as of the date of such proposed third-party financing (the “Additional Financing Amount”).  The Additional Financing Amount may be assigned to such similar priority position in pari passu so long as (a) title to the Ashdown Mill has vested in Ashdown Project, LLC, a Nevada limited liability company (the “LLC”) and (b) Maker has made an additional capital contribution to the LLC of at least Five Hundred Thousand Dollars ($500,000) in cash.  In accordance with this Section 5, Holder will subordinate its loan and its security interest in the Collateral (as defined in the Security Agreement) as to the balance of any principal and interest outstanding under this Note, providing such documentation as reasonably requested by Maker evidencing such subordination within five (5) business days of request.

Notwithstanding anything herein, the Security Agreement or any other agreement between Maker and Holder, Maker and Holder agree that Perry Muller and/or the LLC can encumber, collateralize and seek financing for the granting of a sole first priority interest in the Ashdown Mill up to Five Hundred Thousand ($500,000) and the lender or investor will not be subject to the limiting provisions of Section 1.1(b)(i) of the Ashdown Project Purchase Agreement.

6.           Events of Default.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any of the following happens and such default is not cured within fifteen (15) business days, or in the case of a non-monetary default thirty (30) calendar days or such other reasonable period of time to cure if cure cannot be reasonably accomplished within such time, after Holder has given Maker written notice of such default:

(a)           Maker fails to pay when due and payable any amount of principal on the Note;

(b)           Maker breaches any material obligation to the Holder under this Note, or Maker fails to perform promptly at the time and in the manner provided in this Note;

(c)           Maker’s commencement of a case or other proceeding (i) relating to the Maker under bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar laws, (ii) seeking the assignment for the benefit of creditors, or the Maker becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject any other bankruptcy or similar proceeding for the general adjustment of its debts; (iii) seeking the appointment of a receiver, liquidated, assignee, custodian, trustee, sequestrator (or similar official) of the Maker for all or substantially all of the Maker’s property, or (iv) seeking the winding-up or liquidation of the Maker’s affairs; and

(d)           (i) An order for relief with respect to Maker is entered under bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar law, or (ii) any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Maker, a receiver, trustee or liquidator of Maker, or for all or substantially all of its property, or a sequestering of all or substantially all of the property of Maker, and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) consecutive days after the date of entry thereof.

(e)           The dissolution of any entity status of the Maker, as applicable.

(f)           Maker or LLC defaults on such obligations or Assigned Assets (as that term is defined in the Ashdown Project Purchase Agreement) of the LLC on which Holder is a guarantor, surety or the like, pursuant to Section 4.1 of the Ashdown Project Purchase Agreement, which default results in a final judgment being rendered by a federal or state court, or other administrative proceeding, after the date hereof against the Holder.

7.           Governing Law.  This Note is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of Maker and the Holder.

8.           Dispute Resolution.  Each of the Holder and Maker hereby (a) submits to the exclusive jurisdiction of the federal and state courts located in the State of Nevada, for the purpose of any action or proceeding arising out of or relating to this Note, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (c) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

9.           Waiver of Right to Jury Trial.  EACH OF THE HOLDER AND MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

10.           Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Maker and Holder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon Maker, the Holder.

11.           Assignment.   Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without Maker’s prior written consent, which Maker may withhold in its sole discretion; provided however, Holder will assign this Note without prior written consent from Maker to Kenneth Ripley in connection Holder’s purchase of Mr. Ripley’s membership interest in Ashdown Milling Company, LLC, a Nevada limited liability company (the “Permitted Assignment”).  The rights and obligations of Maker and Holder under this Note shall be binding upon and benefit their respective, permitted successors, ensigns, heirs, administrators and transferees.

12.           No Benefit. Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note or under or by virtue of any provision herein.

13.           Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

14.           Headings.  The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note.  All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

15.           Notices.  Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page to this Note, or at such other address as any party or Maker may designate by giving ten (10) days’ advance written notice to all other parties.

16.           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.           Miscellaneous.

(a)           The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

(b)           References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

(c)           References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statue regulation referred to.

(d)           The rights and remedies of Holder as provided in this Note and in the Security Agreement shall be cumulative and concurrent and may be pursued singly, successively or together against Maker, or any other persons or entities who are, or may become liable for all or any part of this indebtedness, and any other funds, property or security held by Holder for the payment hereof, or otherwise, at the sole discretion of Holder. Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time.

 [SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

“MAKER”

WIN-ELDRICH GOLD, INC.,
a Nevada corporation

By: /s/ Perry Muller
Name: Perry Muller
Title: President

SIGNATURE PAGE
TO THE
SERIES B-1
LIMITED RECOURSE SECURED
PROMISSORY NOTE
(WIN-ELDRICH GOLD, INC.)

EXHIBIT A

SERIES B NOTE PAYMENT SCHEDULE

Inputs					Key Figures
Loan principal amount			$489,002.31		Annual loan payments			$244,501.20
Annual interest rate			0.000%		Monthly payments			$20,375.10
Loan period in years			2.0000		Interest in first calendar year			$0.00
Base year of loan			2010		Interest over term of loan			$0.00
Base month of loan			May		Sum of all payments			$489,002.31

Payments
Year	Month	Beginning Balance	Payment	Principal	Interest	Cumulative Principal	Cumulative Interest	Ending Balance
2010	May	$489,002.31	$20,375.10	$20,375.10	$0.00	$20,375.10	$0.00	$468,627.21
	Jun	$468,627.21	$20,375.10	$20,375.10	$0.00	$40,750.20	$0.00	$448,252.11
	Jul	$448,252.11	$20,375.10	$20,375.10	$0.00	$61,125.30	$0.00	$427,877.01
	Aug	$427,877.01	$20,375.10	$20,375.10	$0.00	$81,500.40	$0.00	$407,501.91
	Sep	$407,501.91	$20,375.10	$20,375.10	$0.00	$101,875.50	$0.00	$387,126.81
	Oct	$387,126.81	$20,375.10	$20,375.10	$0.00	$122,250.60	$0.00	$366,751.71
	Nov	$366,751.71	$20,375.10	$20,375.10	$0.00	$142,625.70	$0.00	$346,376.61
	Dec	$346,376.61	$20,375.10	$20,375.10	$0.00	$163,000.80	$0.00	$326,001.51
2011	Jan	$326,001.51	$20,375.10	$20,375.10	$0.00	$183,375.90	$0.00	$305,626.41
	Feb	$305,626.41	$20,375.10	$20,375.10	$0.00	$203,751.00	$0.00	$285,251.31
	Mar	$285,251.31	$20,375.10	$20,375.10	$0.00	$224,126.10	$0.00	$264,876.21
	Apr	$264,876.21	$20,375.10	$20,375.10	$0.00	$244,501.20	$0.00	$244,501.11
	May	$244,501.11	$20,375.10	$20,375.10	$0.00	$264,876.30	$0.00	$224,126.01
	Jun	$224,126.01	$20,375.10	$20,375.10	$0.00	$285,251.40	$0.00	$203,750.91
	Jul	$203,750.91	$20,375.10	$20,375.10	$0.00	$305,626.50	$0.00	$183,375.81
	Aug	$183,375.81	$20,375.10	$20,375.10	$0.00	$326,001.60	$0.00	$163,000.71
	Sep	$163,000.71	$20,375.10	$20,375.10	$0.00	$346,376.70	$0.00	$142,625.61
	Oct	$142,625.61	$20,375.10	$20,375.10	$0.00	$366,751.80	$0.00	$122,250.51
	Nov	$122,250.51	$20,375.10	$20,375.10	$0.00	$387,126.90	$0.00	$101,875.41
	Dec	$101,875.41	$20,375.10	$20,375.10	$0.00	$407,502.00	$0.00	$81,500.31
2012	Jan	$81,500.31	$20,375.10	$20,375.10	$0.00	$427,877.10	$0.00	$61,125.21
	Feb	$61,125.21	$20,375.10	$20,375.10	$0.00	$448,252.20	$0.00	$40,750.11
	Mar	$40,750.11	$20,375.10	$20,375.10	$0.00	$468,627.30	$0.00	$20,375.01
	Apr	$20,375.01	$20,375.01	$20,375.01	$0.00	$489,002.31	$0.00	$0.00

Yearly Schedule of Balances and Payments
Year	Beginning Balance	Payment	Principal	Interest	Cumulative Principal	Cumulative Interest	Ending Balance
2010	$489,002.31	$163,000.80	$163,000.80	$0.00	$163,000.80	$0.00	$326,001.51
2011	$326,001.51	$244,501.20	$244,501.11	$0.00	$407,501.91	$0.00	$81,500.40
2012	$81,500.40	$81,500.40	$81,500.40	$0.00	$489,002.31	$0.00	$0.00

A-1

EXHIBIT B

SECURITY AGREEMENT

B-1